Exhibit 99.3

FOR IMMEDIATE RELEASE:	CONTACT:
August 9, 2019	Terri Anne Powers, Vice President of Investor Relations
312.889.5244 | tpowers@diplomat.is

Diplomat Announces Review of Strategic Alternatives

FLINT, Mich. — August 9, 2019 — Diplomat Pharmacy, Inc. (NYSE: DPLO) today announced that its Board of Directors is reviewing strategic alternatives.

At the direction of its Board of Directors, the company is reviewing strategic alternatives focused on maximizing shareholder value. The strategic alternatives expected to be considered include, but are not limited to, a sale or merger of the Company, continuing to pursue value-enhancing initiatives as a standalone company, capital structure changes, or the sale or other disposition of certain of the Company’s businesses or assets. Diplomat has retained Foros Securities LLC as financial advisor and Sidley Austin LLP as legal advisor to assist with its strategic alternatives review.

“We are focused on growing our Specialty business with health plans and hospital systems, positioning the PBM business for growth and improving operating efficiency, while maintaining high standards of patient and customer care,” said Brian Griffin, Chairman and CEO of Diplomat. “At the same time, the Board believes that a broad review of strategic alternatives is in the best interests of the Company and our shareholders.”

“Diplomat remains committed to supporting our patients, physicians and manufacturer partners, as well as clients and team members during this process,” Griffin said.

There can be no assurance that this process will result in the approval or completion of any particular strategic alternative or transaction in the future. The Company does not intend to disclose developments or provide updates on the progress or status of the review of strategic alternatives unless and until required or when the Company determines appropriate.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance and may include Diplomat’s expectations regarding the strategic alternatives review process and potential transactions that may be identified and explored as a result of such review process, the benefits and performance of business and growth strategies and impact of operational improvement initiatives. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. These statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: the ability to identify and consummate strategic alternatives that yield additional value for shareholders; the timing, benefits and outcome of the Company’s strategic alternatives review process, including the determination of whether or not to pursue or consummate any strategic alternative; the structure, terms and specific risks and uncertainties associated with any potential strategic transaction; potential disruptions in our business and the stock price as a result of our exploration, review and pursuit of strategic alternatives or the public announcement thereof and any decision or transaction resulting from such review, including potential disruptions with respect to our employees, vendors, clients and customers; our ability to adapt to changes or trends within the specialty pharmacy industry; a significant increase in competition from a variety of companies in the healthcare industry; significant and increasing pricing pressure from third party payors, resulting in continuing margin compression and adversely impacting contract profitability and creating the potential that we will elect not to continue to participate in certain pharmacy provider networks; possibility of client losses and/or the failure to win new business; the dependence on key employees and effective succession planning and managing recent turnover among key employees; potential disruption to our workforce and operations due to cost savings and restructuring initiatives; disruption in our operations as we implement a new operating system within our Specialty segment; our ability to expand the number of specialty drugs we dispense and related services; maintaining existing patients; increasing consolidation in the healthcare industry; our relationships with wholesalers and key pharmaceutical manufacturers; bad publicity about, or market withdrawal of, specialty drugs we dispense; managing our growth effectively; our ability to drive volume through a refreshed marketing strategy in traditional specialty pharmacy; failure to effectively differentiate our products and services in the PBM marketplace; investments in new business strategies and initiatives, including with respect to data and analytics capabilities, could disrupt our ongoing business and present risks not originally contemplated; and the additional factors set forth in “Risk Factors” in Diplomat’s Annual Report on Form 10-K for the year ended December 31, 2018, and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments, or otherwise.

About Diplomat

Diplomat (NYSE: DPLO) is the nation’s largest independent provider of specialty pharmacy and infusion services. Diplomat helps people with complex and chronic health conditions in all 50 states, partnering with payers, providers, hospitals, manufacturers, and more. Rooted in this patient care expertise, Diplomat also serves payers through CastiaRx, a leading specialty benefit manager, and offers tailored solutions for healthcare innovators through EnvoyHealth. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients and the rest falls into place.” Today, that tradition continues — always focused on improving patient care. For more information, visit diplomat.is.

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